Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-231486, 333-161209 and 333-109279) of Investors Title Company of our reports dated March 14, 2024, with respect to the consolidated financial statements of Investors Title Company and Subsidiaries and the effectiveness of internal control over financial reporting, included in this Annual Report on Form 10-K for the year ended December 31,2023.

/s/ FORVIS, LLP
High Point, North Carolina
March 14, 2024